Restated and Amended
Fund Participation Agreement

This Restated and Amended Fund Participation Agreement (“Agreement”), dated as of the 1st day of June, 2003 is made by and between Nationwide Financial Services, Inc. and its subsidiaries and affiliates (separately or collectively “Nationwide”) on behalf of the Nationwide separate accounts identified on Exhibit A which is attached hereto and may be amended from time to time (“Variable Accounts”), and each of the mutual funds listed on Exhibit B (each a “Fund” or collectively the “Funds” or “Dreyfus”) and restates and amends a Fund Participation Agreement between the parties dated as of the 27th day of January, 2000 ("Fund Participation Agreement").

WHEREAS, Nationwide and Dreyfus mutually entered into a Fund Participation Agreement whereby the Funds are included as underlying investment media for variable life insurance policies and/or variable annuity contracts (collectively, the “Contracts”) issued by Nationwide; and

WHEREAS, the Contracts allow for the allocation of net amounts received by Nationwide to separate sub-accounts of the Variable Accounts for investment in shares of the Funds and other similar funds; and

WHEREAS, selection of a particular sub-account (corresponding to a particular Fund) is made by the Contract owner; or, in the case of certain group Contracts, by participants in various types of retirement plans which have purchased such group Contracts, and such Contract owners and/or participants may reallocate their investment options among the sub-accounts of the Variable Accounts in accordance with the terms of the Variable Accounts in accordance with the terms of the Contracts; and

WHEREAS, the parties desire to amend and restate the existing Fund Participation Agreement as set forth below.

NOW THEREFORE, Nationwide and Dreyfus, in consideration of the promises and undertakings described herein, agree as follows:

1.
Nationwide represents and warrants that: (a) it is an insurance company duly organized and in good standing under applicable law; (b)  the Variable Accounts have been established and are in good standing under Ohio Law; (c) the Variable Accounts have been registered as unit investment trusts under the Investment Company Act of 1940 (the “1940 Act”) or are exempt from registration pursuant to sections 3(c)(1), 3(c)(7), or  3(c)(11) of the 1940 Act;  and (d) the Variable Accounts are eligible to invest in shares of each Fund without such investment disqualifying any Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.
Each party recognizes that the services provided for under this Agreement are not exclusive and that the same skill will be used in performing services in similar contexts.  Nationwide will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other underlying investments of the Variable Accounts.

3.
Subject to the terms and conditions of this Agreement, Nationwide shall be appointed to, and agrees, to act as a limited agent of Dreyfus, for the sole purpose of receiving instructions for the purchase and redemption of Fund shares (from Contract owners or participants making investment allocation decisions under the Contracts) prior to the close of regular trading each Business Day.  “Business Day” shall mean any day on which the New York Stock Exchange (“NYSE”) is open for trading and on which the Funds calculate their net asset value as set forth in the Funds’ most recent Prospectuses and Statements of Additional Information. Except as particularly stated in this paragraph, Nationwide shall have no authority to act on behalf of Dreyfus or to incur any cost or liability on its behalf.

Dreyfus will use its reasonable best efforts to provide closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:00 p.m. Eastern time each Business Day to Nationwide. Nationwide shall use this data to calculate unit values.  Unit values shall be used to process that same Business Day’s Variable Account transactions. Orders for purchases or redemptions shall be placed with Dreyfus or its specified agent by wiring payment in Federal Funds no later than 10:00 a.m. Eastern time of the following Business Day.  Orders for shares of Funds shall be accepted and executed at the time they are received by Dreyfus and at the net asset value price determined as of the close of trading on the previous Business Day.  Dreyfus will not accept any order made on a conditional basis or subject to any delay or contingency.  If payment in Federal Funds for any purchase is not received or is received by the Fund after 12:00 noon Eastern time on such Business Day, Nationwide shall promptly, upon each applicable Fund’s request, reimburse the Fund for any reasonable charges, costs, fees, interest or other expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.

Nationwide shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on Nationwide’s books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by Dreyfus.  Nationwide represents and warrants that all orders submitted by Nationwide for execution on the effective trade date shall represent purchase or redemption orders received from contract holders prior to the close of trading on the NYSE on the effective date.

Payment for net purchases shall be wired to a custodial account designated by Dreyfus and payment for net redemptions will be wired to an account designated by Nationwide. Dividends and capital gain distributions shall be reinvested in additional Fund shares at net asset value.  Notwithstanding the above, Dreyfus shall not be held responsible for providing Nationwide with ex-date net asset value, change in net asset value, dividend or capital gain information when the NYSE is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during any period when the Securities and Exchange Commission (“SEC”) has by order permitted the suspension of pricing shares for the protection of shareholders.

Nationwide agrees to provide Dreyfus, upon request, written reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that Dreyfus may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

At such time as Dreyfus and Nationwide are able to transmit information via the NSCC's DCC&S Fund/SERV System:

a)      Orders derived from, and in amounts equal to, instructions received by Nationwide prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to Dreyfus no later than 5:00 A.M. Eastern Time on the Next Business Day.  Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

b)      Dreyfus  and Nationwide shall mutually agree there may be instances when orders shall be transmitted to Dreyfus via facsimile no later than 9:00 A.M. rather than through the DCC&S

Fund/SERV system.  In such instances, such orders shall be transmitted to Dreyfus via facsimile no later than 9:00 A.M. Eastern Time on the next Business Day.

c)      With respect to purchase and redemption orders received by Dreyfus on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Dreyfus and Nationwide are able to transmit information via the DCC&S Fund/SERV system; Dreyfus or its designated agent shall send to Nationwide, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which Nationwide has transmitted such orders.  Such confirmations shall include the total number of shares of each Fund held by Nationwide  following such net purchase or redemption. Dreyfus, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for Nationwide to receive such confirmations no later than 11:00 A.M. Eastern Time the next Business Day. Dreyfus or its designated agent will transmit to NFS via DCC&S NETWORKING system those Networking activity files reflecting account activity.  In addition, by the (5th) business day after the end of each month, Dreyfus or its affiliate will send Nationwide a statement of account which shall confirm all transactions made during that particular month in the account.

4.
All expenses incident to the performance by Dreyfus under this Agreement shall be paid by Dreyfus. Dreyfus shall promptly provide Nationwide, or cause Nationwide to be provided with, a reasonable quantity of the Funds’ Prospectuses, Statements of Additional Information and any supplements. Nationwide shall pay the following expenses or costs:

a.
Such amount of the production expenses of any Fund materials, including the cost of printing a Participating Fund's Prospectus, or marketing materials for prospective Nationwide Contractholders and Participants as Dreyfus and Nationwide shall agree from time to time.

b.	Distribution expenses of any Fund materials or marketing materials for prospective Nationwide Contractholders and Participants.

c.  Distribution expenses of any Fund materials or marketing materials for Nationwide Contractholders and Participants.

A Fund’s principal underwriter may pay Nationwide, or the broker-dealer acting as principal underwriter for the Nationwide’s Contracts, for distribution and other services related to the Shares of the Fund pursuant to any distribution plan adopted by the Fund in accordance with Rule 12b-1 under the Act, subject to the terms and conditions of an agreement between the Fund’s principal underwriter and Nationwide or the principal underwriter for Nationwide’s Contracts, as applicable, related to such plan.

Except as provided herein, all other expenses of each Participating Fund shall not be borne by Insurance Company.

5.           Nationwide and its agents shall make no representations concerning the Funds or Fund shares except those contained in the Funds’ then current Prospectuses, Statements of Additional Information or other documents produced by Dreyfus (or an entity on its behalf) which contain information about the Funds. Nationwide agrees to allow a reasonable period of time for Dreyfus to review and approve any advertising and sales literature drafted by Nationwide (or agents on its behalf) with respect to the Funds prior to submitting such material to any regulator.  No such material shall be used unless the Fund or its designee approves such material.

6.1
Nationwide has reviewed a copy of the order dated February 5, 1998 of the Commission under Section 6(c) of the Act with respect to Dreyfus Investment Portfolios, and, in particular, has reviewed the conditions to the relief set forth in the Notice.  As set forth therein, if Dreyfus Investment Portfolios is a Fund, Nationwide agrees, as applicable, to report any potential or existing conflicts promptly to the Board of Dreyfus Investment Portfolios, and, in particular, whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application.  Nationwide agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2
If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in a Fund, the Board shall give prompt notice to all Participating Companies and any other Fund.  If the Board determines that Nationwide is responsible for causing or creating said conflict, Nationwide shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict.  Such necessary action may include, but shall not be limited to:

a.
Withdrawing the assets allocable to the Separate Account from the Fund and reinvesting such assets in another Fund (if applicable) or a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders; and/or

b.	Establishing a new registered management investment company.

6.3
If a material irreconcilable conflict arises as a result of a decision by Nationwide to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in a Fund, Nationwide may be required, at the Board's election, to withdraw the investments of the Separate Account in that Fund.

6.4
For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will any Fund be required to bear the expense of establishing a new funding medium for any Contract.  Nationwide shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5
No action by Nationwide taken or omitted, and no action by the Separate Account or any Fund taken or omitted as a result of any act or failure to act by Nationwide pursuant to this Article VI, shall relieve Nationwide of its obligations under, or otherwise affect the operation of, Article V.

7.
Dreyfus represents that the Funds are currently qualified as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986 (the “Code”), as amended, and that the Funds shall make every effort to maintain such qualification.  Dreyfus shall promptly notify Nationwide upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

Dreyfus represents that the Funds currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations and that the Funds will make every effort to maintain the Funds’ compliance with such diversification requirements, unless the Funds are otherwise exempt from section 817(h) and/or except as otherwise disclosed in each Fund’s prospectus.  Dreyfus will notify Nationwide promptly upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that the Funds might not so qualify in the future. Unless otherwise exempt, Dreyfus shall provide to Nationwide a statement indicating compliance with Section 817(h) and a schedule of investment holdings, to be received by Nationwide no later than twenty-five (25) days following the end of each calendar quarter.

Nationwide represents that the Contracts are currently treated as annuity contracts or life insurance policies, whichever is appropriate under applicable provisions of the Code, and that it shall make every effort to maintain such treatment. Nationwide will promptly notify Dreyfus upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance polices, or that the Contracts may not be so treated in the future.

Unless a Fund is exempt from the requirements of section 817(h), Nationwide represents that each Variable Account is a “segregated asset account” and that interests in each Variable Account are offered exclusively through the purchase of a “variable contract”, within the meaning of such terms pursuant to section 1.817-5(f)(2) of the Federal Tax Regulations, that it shall make every effort to continue to meet such definitional requirements, and that it shall notify Dreyfus immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

8.
Within five (5) Business Days after the end of each calendar month, Dreyfus shall provide Nationwide a monthly statement of account, which shall confirm all transactions made during that particular month in the Variable Accounts.

9.	Each party agrees to inform the other of the existence of, or any potential for, any material conflicts of interest between the parties and any possible implications of the same.

It is agreed that if it is determined by a majority of the members of the Boards of Directors of the Funds, or a majority of the Funds’ disinterested Directors, that a material conflict exists caused by Nationwide, Nationwide shall, at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

It is agreed that if it is determined by Nationwide that a material conflict exists caused by Dreyfus, Dreyfus shall, at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

10.	This Agreement shall terminate as to the sale and issuance of new Contracts:

(a)	at the option of Nationwide or Dreyfus upon at least 60 days advance written notice to the other;
(b)
at any time, upon Dreyfus’ election, if the Funds determine that liquidation of the Funds is in the best interest of the Funds and their beneficial owners. Reasonable advance notice of election to liquidate shall be furnished by Dreyfus to permit the substitution of Fund shares with the shares of another investment company pursuant to SEC regulation;

(c)	if the Contracts are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules or regulations;
(d)	if the Variable Accounts are not deemed “segregated asset accounts” by the applicable regulators or under applicable rules or regulations;

(e)
at the option of Nationwide, if Fund shares are not available for any reason to meet the requirements of Contracts as determined by Nationwide.  Reasonable advance notice of election to terminate (and time to cure) shall be furnished by Nationwide;

(f)
at the option of Nationwide or Dreyfus, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Contracts, the Variable Accounts, Nationwide or the Funds by the NASD, IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

(g)
upon a decision by Nationwide, in accordance with regulations of the SEC, to substitute such Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium.  Nationwide shall give     at least 60 days written notice to the Funds and Dreyfus of any proposal to substitute Fund shares;

(h)	upon assignment of this Agreement unless such assignment is made with the written consent of each other party; and
(i)
in the event Fund shares are not registered, issued or sold pursuant to Federal law, or such law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by Nationwide.  Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur.

11.  Each notice required by this Agreement shall be given orally and confirmed in writing to:

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
One Nationwide Plaza 1-09-V3
Columbus, Ohio  43215
Attention: Associate General Counsel – Securities

With a copy to:

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
One Nationwide Plaza 1-09-V3
Columbus, Ohio  43215
Attention:  Associate General Counsel- Securities

Dreyfus:

The Dreyfus Corporation
200 Park Avenue - 8th Floor
New York, New York 10166
Attention: General Counsel

The Dreyfus Funds
c/o Premier Mutual Fund Services, Inc.
200 Park Avenue
New York, New York 10166
Attention: Vice President

Any party may change its address by notifying the other party(ies) in writing.

12.
So long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, Nationwide shall distribute all proxy material furnished by Dreyfus (provided that such material is received by Nationwide at least 10 business days prior to the date scheduled for mailing to Contract owners) and shall vote Fund shares in accordance with instructions received from the Contract owners who have such interests in such Fund shares.  Nationwide shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from Contract owners, provided that such proportional voting is not prohibited by the Contract owner’s related plan or trust document.  Nationwide and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Fund shares held for the benefit of such Contract owners.

13.
(a)
Nationwide agrees to reimburse and/or indemnify and hold harmless each Fund, The Dreyfus Corporation, each Fund’s investment adviser or sub investment adviser (if any), each Fund’s distributor, and their respective affiliates, and each of their directors, officers, employees, agents and each person, if any, who controls the foregoing parties within the meaning of the Securities Act of 1933 (the “1933 Act”) against any losses, claims, damages or liabilities (“Losses”) to which the foregoing parties may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(i)	any untrue statement or alleged untrue statement of any material fact contained in information furnished by Nationwide;
(ii)
the omission or the alleged omission to state in the Registration Statements or Prospectuses of the Variable Accounts a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)	conduct, statements or representations of Nationwide or its agents, with respect to the sale and distribution of Contracts for which Fund shares are an underlying investment;
(iv)	the failure of Nationwide to provide the services and furnish the materials under the terms of this Agreement;
(v)	a breach of this Agreement or of any of the representations contained herein; or
(vi)	any failure to register the Contracts or the Variable Accounts under federal or state securities laws, state insurance laws or to otherwise comply with such laws, rules, regulations or orders.

Provided however, that Nationwide shall not be liable in any such case to the extent any such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to Nationwide by or on behalf of Dreyfus specifically for use therein.

Nationwide shall reimburse any legal or other expenses reasonably incurred by the foregoing parties in connection with investigating or defending any such Losses, provided, however, that Nationwide shall have prior approval of the use of said counsel or the expenditure of said fees.

This indemnity agreement shall be in addition to any liability which Nationwide may otherwise have.

(b)
Each Fund severally agrees to indemnify and hold harmless Nationwide and each of its directors, officers, employees, agents and each person, (collectively, “Nationwide Affiliated Party”), who controls Nationwide within the meaning of the 1933 Act against any Losses to which Nationwide or any such Nationwide Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon; but not limited to:

(i)
any untrue statement or alleged untrue statement of any material fact contained in any information furnished by the respective Fund, including but not limited to, the Registration Statements, Prospectuses or sales literature of the Funds;

(ii)
the omission or the alleged omission to state in the Registration Statements or Prospectuses of the Funds a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)
the respective Fund’s failure to remain fully diversified and qualified as regulated investment companies as required by the applicable provisions of the Code, the 1940 Act, and the applicable regulations promulgated thereunder;

(iv)	the failure of the respective Fund to provide the services and furnish the materials under the terms of this Agreement;
(v)	a breach of this Agreement or of any of the representations contained herein; or
(vi)	any failure to register the Funds under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

Provided however, that the respective Fund shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an act or omission of Nationwide or untrue statement or omission or alleged omission made in conformity with written information furnished to each respective Fund by Nationwide specifically for use therein.

Each respective Fund shall reimburse any reasonable legal or other expenses reasonably incurred by Nationwide or any Nationwide Affiliated Party in connection with investigating or defending any such Losses, provided, however, that each respective Fund shall have prior approval of the use of said counsel or the expenditure of said fees.

This indemnity agreement will be in addition to any liability which Dreyfus may otherwise have.

(c)
Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim.  In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party’s expense, in the defense of such claim.  Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing.  Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party’s prior written consent.  Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

14.
The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any of the rights or privileges of any party hereunder.  No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

15.
This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of New York, without respect to its choice of law provisions and in accordance with the 1940 Act.  In the case of any conflict, the 1940 act shall control.

16.
Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.  Except as particularly set forth herein, neither party assumes any responsibility hereunder, and will not be liable to the other for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

17.
Nationwide acknowledges that the identity of Dreyfus’ (and its affiliates’ and/or subsidiaries’) customers and all information maintained about those customers constitute the valuable property of Dreyfus.  Nationwide agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), Nationwide shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with Dreyfus’ prior written consent or as required by law or judicial process.

Dreyfus acknowledges that the identity of Nationwide’s (and its affiliates’ and/or subsidiaries’) customers and all information maintained about those customers constitute the valuable property of Nationwide.  Dreyfus agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), Dreyfus shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with Nationwide’s prior written consent or as required by law or judicial process

18.
The parties agree to keep confidential all information, documentation and/or data related to this Agreement, except as may be necessary to perform services under this Agreement, as required by law, a court of competent jurisdiction or other governing regulatory body, or as otherwise may be agreed to in writing by the parties.  Each party agrees not to use, disclose or distribute to others any consumer non-public personal information, except as necessary to perform the terms of this Agreement or as permitted or required by law.  This provision shall survive the termination of this Agreement.

19.	Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

20.
This Agreement supersedes any and all prior Fund Participation Agreements made by and between the parties with respect to the " Nationwide Variable Accounts " and "Dreyfus Funds" as set forth on Exhibit A.

21.	Except to amend Exhibit A, or as otherwise provided in this Agreement, this Agreement may not be amended or modified except by a written amendment executed by each of the parties.

21.
This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.

By:  William G. Goslee
Title: Vice President Investment Management Relationships

THE DREYFUS CORPORATION
On Behalf of the Funds

By:  William H. Mareca
Name:  Contoller

ON BEHALF OF THE FUNDS LISTED ON EXHIBIT B

By:  Steven F. Newman
Title:  Secretary or Assistant Secretary

of each mutual fund listed on Exhibit B

 EXHIBIT A

This Exhibit corresponds with the Restated and Amended Agreement dated October 1, 2002.

Variable Accounts
Nationwide Variable Account
Nationwide Variable Account-II
Nationwide Variable Account-3
Nationwide Variable Account-4
Nationwide Variable Account-5
Nationwide Variable Account-6
Nationwide Variable Account-7
Nationwide Variable Account-8
Nationwide Variable Account-9
Nationwide Variable Account-10
Nationwide Variable Account-11
Nationwide Variable Account -12
Nationwide Variable Account-13
Nationwide Variable Account-14
Nationwide Variable Account-15
Nationwide Variable Account-16
Multi-Flex Variable Account
Nationwide VA Separate Account-A
Nationwide VA Separate Account-B
Nationwide VA Separate Account-C
Nationwide VA Separate Account-D
Nationwide VLI Separate Account
Nationwide VLI Separate Account-2
Nationwide VLI Separate Account-3
Nationwide VLI Separate Account-4
Nationwide VLI Separate Account-5
Nationwide VLI Separate Account-6
Nationwide VL Separate Account
Nationwide VL Separate Account-A
Nationwide VL Separate Account-B
Nationwide VL Separate Account-C
Nationwide VL Separate Account-D
Nationwide DC Variable Account
Nationwide DC variable Account-II
NACo Variable Account
Nationwide Governmental Plans Variable Account
Nationwide Governmental Plans Variable Account-II
Nationwide Qualified Plans Variable Account
Nationwide Private Placement Variable Account
Ohio DC Variable Account

EXHIBIT B

Funds	Share Class

Dreyfus Investment Portfolios
Core Bond Portfolio	Initial & Service Shares
Core Value Portfolio	Initial & Service Shares
Emerging Leaders Portfolio	Initial & Service Shares
Emerging Markets Portfolio	Initial & Service Shares
Founders Discovery Portfolio	Initial & Service Shares
Founders Growth Portfolio	Initial & Service Shares
Founders International Equity Portfolio	Initial & Service Shares
Founders Passport Portfolio	Initial & Service Shares
Japan Portfolio	Initial & Service Shares
MidCap Stock Portfolio	Initial & Service Shares
Technology Growth Portfolio	Initial & Service Shares
Small Cap Stock Index Portfolio	Service Shares

The Dreyfus Life and Annuity Index Fund (d/b/a Dreyfus Stock Index Fund)	Initial & Service Shares

The Dreyfus Socially Responsible Growth Fund, Inc.	Initial & Service Shares

Dreyfus Variable Investment Fund
Appreciation Portfolio	Initial & Service Shares
Balanced Portfolio	Initial & Service Shares
Disciplined Stock Portfolio	Initial & Service Shares
Growth and Income Portfolio	Initial & Service Shares
International Equity Portfolio	Initial & Service Shares
International Value Portfolio	Initial & Service Shares
Limited High Term Income Portfolio	Initial & Service Shares
Small Cap Portfolio	Initial & Service Shares
Small Company Stock Portfolio	Initial & Service Shares
Special Value Portfolio	Initial & Service Shares
Quality Bond Portfolio	Initial & Service Shares
Money Market Portfolio	Initial Shares

AMENDMENT TO RESTATED AND AMENDED FUND PARTICIPATION
AGREEMENT

The Restated and Amended Fund Participation Agreement dated June 1, 2003 by and between Nationwide Financial Services, Inc. and its subsidiaries and affiliates on behalf of the Nationwide separate accounts identified on Exhibit A and each of the mutual funds listed on Exhibit B (the "Agreement" is hereby amended, as follows:

1.	Exhibit A to the Agreement is deleted, and replaced with Exhibit A attached hereto and made a part hereof.

2.	Exhibit B to the Agreement is deleted, and replaced with Exhibit B attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment had been executed as of this [22] day of [July], 2005 by a duly authorized officer of each party.

NATIONWIDE FINANCIAL SERVICES, INC.	THE DREYFUS CORPORATION

By:	By:
Name: Karen R. Colvin	Name: Gary R. Pierce
Title: Officer	Title: Controller
Date: 7-22-2005	Date: [8-02-05]

ON BEHALF OF THE DREYFUS FUNDS LISTED ON EXHIBIT B OF THE AGREEMENT

By:
Name: Michael Rosenberg
Title: Secretary/Assistant Secretary
Date: [8-3-05]

EXHIBIT A

Variable Accounts

Mutual Funds Separate Account
Nationwide Variable Account
Nationwide Variable Account-II
Nationwide Variable Account-3
Nationwide Variable Account-4
Nationwide Variable Account-5
Nationwide Variable Account-6
Nationwide Variable Account-7
Nationwide Variable Account-8
Nationwide Variable Account-9
Nationwide Variable Account-10
Nationwide Variable Account-11
Nationwide Variable Account-12
Nationwide Variable Account-13
Nationwide Variable Account-14
Nationwide Variable Account-15
Nationwide Variable Account-16
Multi-Flex Variable Account
Nationwide VA Separate Account-A
Nationwide VA Separate Account-B
Nationwide VA Separate Account-C
Nationwide VA Separate Account-D
Nationwide VLI Separate Account
Nationwide VLI Separate Account-2
Nationwide VLI Separate Account-3
Nationwide VLI Separate Account-4
Nationwide VLI Separate Account-5
Nationwide VLI Separate Account-6
Nationwide VI Separate Account
Nationwide VI Separate Account-A
Nationwide VI Separate Account-B
Nationwide VI Separate Account-C
Nationwide VI Separate Account-D
Nationwide DC Variable Account
Nationwide DC Variable Account-II
NACo Variable Account
Nationwide Governmental Plans Variable Account
Nationwide Governmental Plans Variable Account-II
Nationwide Qualified Plans Variable Account
Nationwide Qualified Plans Variable Account-II
Nationwide Private Placement Variable Account
Nationwide Private Placement Variable Account-II
Nationwide Provident VLI Separate Account

EXHIBIT A

Variable Accounts (continued)

Nationwide Provident VA Separate Account 1
Nationwide Provident VLI Separate Account A
Nationwide Provident VA Separate Account A
Ohio DC Variable Account
Variable Account 9 Memo

EXHIBIT B

Funds	Share Class

Dreyfus Investment Portfolios
- Core Bond Portfolio	Initial & Service Shares
- Core Value Portfolio	Initial & Service Shares
- Emerging Leaders Portfolio	Initial & Service Shares
- Founders Discovery Portfolio	Initial & Service Shares
- Founders Growth Portfolio	Initial & Service Shares
- Founders International Equity Portfolio	Initial & Service Shares
- MidCap Stock Portfolio	Initial & Service Shares
- Small Cap Stock Index Portfolio	Service Shares
- Technology Growth Portfolio	Initial & Service Shares

Dreyfus Stock Index Fund, Inc	Initial & Service Shares

Dreyfus Socially Responsible Growth Fund, Inc.	Initial & Service Shares

Dreyfus Variable Investment Fund
- Appreciation Portfolio	Initial & Service Shares
- Balanced Portfolio	Initial & Service Shares
- Disciplined Stock Portfolio	Initial & Service Shares
- Developing Leaders Portfolio (formerly, "Small Cap Portfolio")	Initial & Service Shares
- Growth and Income Portfolio	Initial & Service Shares
- International Equity Portfolio	Initial & Service Shares
- International Value Portfolio	Initial & Service Shares
- Limited Term high Yield Portfolio (formerly, "Limited Term High Income Portfolio")	Initial & Service Shares
- Money Market Portfolio	Initial Shares
- Quality Bond Portfolio	Initial & Service Shares
- Small Company Stock Portfolio	Initial & Service Shares
- Special Value Portfolio	Initial & Service Shares